Exhibit 10.19

“[*****]” DENOTES PLACES WHERE CERTAIN INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL, AND (II) IS THE TYPE THAT THE COMPANY TREATS AS PRIVATE OR CONFIDENTIAL.

Spousal Undertaking

To: The Board of Directors of DSC Holdings Ltd. (the “Company”)

CC: CheYiPai (Beijing) Automotive Technology Service Co., Ltd. (“WFOE”)

The undersigned, Anlun Chen, with PRC Identification Card number [*****], is the lawful spouse of Liyu Zhang.

I am aware that: (i) Liyu Zhang holds an aggregate 8% equity interest in Peak Technology Technology Co., Ltd. (“Peak Technology”); and (ii) Liyu Zhang entered into the Voting Proxy Agreement, the Exclusive Equity Interest Option Agreement and the Share Pledge Agreement with the WFOE and other shareholders of Peak Technology on June 7th, 2023 (the above-mentioned agreements and any subsequent written amendments, supplements or confirmations (if any) made by the parties thereto, collectively the “Relevant VIE Agreements”).

I hereby confirm and irrevocably undertake that:

1.	Any equity interest held by Liyu Zhang in Peak Technology and all right or interest attached thereto (the “Relevant Equity Interests”) are Liyu Zhang’s individual property, not the joint property of my spouse and me, and I am not entitled to any interest in the Relevant Equity Interests and will not make any claim or litigation in respect of the Relevant Equity Interests and the right or interest attached thereto in the future, and Liyu Zhang is entitled to dispose of such Relevant Equity Interests and any right or interest attached thereto on his own.

2.	The aforementioned Relevant Equity Interests will be disposed of in accordance with the Relevant VIE Agreements executed by Liyu Zhang. I confirm that I will give full cooperation to the performance of the Relevant VIE Agreements at any time. If I acquire the Relevant Equity Interests for any reason, I shall be bound by the transaction documents (as amended from time to time), and comply with the obligations of shareholders of Peak Technology under the transaction documents (as amended from time to time). For such purpose, at the request of the WFOE, I will execute a series of written documents with the form and substance substantially the same as the transaction documents (as amended from time to time).

3.	I hereby unconditionally and irrevocably waive any right or interest on Relevant Equity Interests and the corresponding assets that may be granted to me by any applicable law, and undertake not to raise any claim on Relevant Equity Interests and the corresponding assets, including claiming that such equity interest and its corresponding assets constitute the joint property of Liyu Zhang and me, and claiming to participate in the direct or incirect daily operation management and voting matters of Peak Technology or in any way impose influence on the determination of Liyu Zhang regarding Relevant Equity Interests and any right or interest attached thereto. I further confirm that, Liyu Zhang is entitled to enjoy his rights and perform his obligations under the Relevant VIE Agreements on his own, and my separate authority or consent is not required for Liyu Zhang’s performance of the Relevant VIE Agreements, further amendment to or termination of the Relevant VIE Agreements or execution of other documents to replace the Relevant VIE Agreements.

4.	I further covenant and undertake, in any case, whether directly or indirectly, whether actively or passively, I will not conduct any behavior that may contravene the purpose or intention of the Relevant VIE Agreements. I further confirm, covenant and undertake, in any case, including without limitation, the occurrence of the divorce between Liyu Zhang and me, Liyu Zhang is entitled to handle the Relevant Equity Interests held by him and corresponding assets on his own, and I will not conduct any behavior that may affect or prejudice Liyu Zhang’s performance of his duties under the Relevant VIE Agreements, including but not limited to raising any claim on the Relevant Equity Interests and rights directly held by him. I further covenant and undertake, in the event of Liyu Zhang’s death, incapacity or any cases that may affect Liyu Zhang’s exercise of his shareholder rights in Peak Technology, I and my successor, guardian, creditor or any other person that is entitled to claim rights or interests of the Relevant Equity Interests held by Liyu Zhang will not in any way in all circumstances conduct any behavior that may affect or prejudice Liyu Zhang from fulfilling his obligations under the elevant VIE Agreements.

This undertaking shall enter into force immediately upon signature by me and shall remain in force.

It is hereby undertaken above.

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/s/ Anlun Chen
Signature:	Anlun Chen
Date:	06/07/2023